Exhibit 4.18
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS
AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
EIGHTEENTH AMENDMENT TO
AGREEMENT 319-I
THIS EIGHTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1ST DAY OF JULY, 2010 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABAILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:
W I T N E S S E T H
WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;
WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder (***) for (***) and revise Exhibit C, Initial Loading Plan;
WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) transponders changed from (***) to (***) and its use term was reduced from (***) months to (***);
WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) transponders changed from (***) to (***);
WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder (***) for (***);
WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties increased the (***) additional transponders;
WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to (***);
WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, the CLIENT increased (***);
WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, the CLIENT exercised the (***) increase option under the Second clause of the Seventh Amendment;
WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, the CLIENT increase (***) MHz in Satmex 5 satellite, transponder (***);
WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for the end of life lease of the (***) transponder on Satmex 5, hereinafter the “(***)”;
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS
AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;
WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, the CLIENT (***), to result on a total capacity of (***), applying this capacity of (***) to CLIENT’S Bottom of Social Cover Program (“FONCOS”);
WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, the CLIENT restructured (***) on Satmex 5 satellite and extended the term from (***) through (***);
WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to (***) the term of the contracted capacity in Satmex 5 satellite, under certain (***) commitment terms; and
WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***) the space segment capacity on Satmex 6 satellite.
WHEREAS, on August 1st, 2008, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fourteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***).
WHEREAS, on February 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fifteenth Amendment” to the Agreement in which, the Parties agreed to (***); to result a (***).
WHEREAS, on July 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Sixteenth Amendment” to the Agreement in which, the Parties agreed to (***) in Satellite Satmex 5, (***) in order to result a (***).
WHEREAS, on October 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Seventeenth Amendment” to the Agreement in which, the Parties agreed to (***) on Satmex 5 and Satmex 6 satellites.
NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Eighteenth Amendment, the Parties agree as follows:
A G R E E M E N T
FIRST. As of the Execution Date, the CLIENT agrees to relocate (***) from transponder (***) to (***) of SATMEX 6 satellite starting on (***), in such case SATMEX will credit to CLIENT an amount of (***) for relocation expenses, during (***) bill. At any time during the relocation, SATMEX has the right to request a second relocation back to original frequencies (***) with at least ten (10) calendar days previous notice that shall be delivered during normal business hours and SATMEX hereby commits to credit another amount of (***) on (***) bill for relocation expenses.
SECOND. The term of this Eighteenth Amendment shall commence from the Execution Date and shall terminate in accordance with the terms and conditions set forth in this Seventeenth Amendment.
THIRD. All notices to be provided under the Amendments and/or the Agreement shall be in accordance with the terms and conditions set forth in the Seventeenth Amendment.
FOURTH. This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS
AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
FIFTH. Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.
This Eighteenth Amendment is signed in counterparts, one copy remaining in possession of each Party, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX
HUGHES NETWORK SYSTEMS	SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ Philip K. O’Brien	/s/ Patricio E. Northland

PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND GENERAL DIRECTOR
SIGNATURE PAGE OF THE EIGHTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I EXECUTED BY AND BETWEEN HUGHES NETWORK SYSTEMS AND SATELITES MEXICANOS, S.A. DE C.V.
CONFIDENTIAL